Exhibit 99

Chemed Reports Fourth-Quarter 2009 Results

  Earnings at the high-end of 2009 guidance
  Full-year Diluted EPS of $3.24, an increase of 12.5%
  Full-year Adjusted Diluted EPS of $3.93, an increase of 16.3%

CINCINNATI--(BUSINESS WIRE)--February 15, 2010--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its fourth quarter ended December 31, 2009, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 3.8% to $303.2 million
  Diluted EPS of $0.78
  Adjusted Diluted EPS increased 7.1% to $1.06

VITAS segment operating results:

  Net Patient Revenue of $217.6 million, an increase of 5.7%
  Average Daily Census (ADC) of 12,149, an increase of 2.7%
  Admissions of 13,677, an increase of 2.7%
  Net Income of $19.4 million, a decrease of 0.9%
  Adjusted EBITDA of $34.3 million, essentially equal to the prior year
  Adjusted EBITDA margin of 15.8%, a decrease of 91 basis points

Roto-Rooter segment operating results:

  Revenue of $85.7 million, a decline of 0.8%
  Job count of 167,877, a decline of 6.3%
  Net Income of $8.1 million, a decrease of 0.2%
  Adjusted EBITDA of $16.0 million, an increase of 3.4%
  Adjusted EBITDA margin of 18.7%, an increase of 76 basis points

VITAS

Net revenue for VITAS was $217.6 million in the fourth quarter of 2009, which is an increase of 5.7% over the prior-year period. This revenue growth was the result of increased ADC and admissions of 2.7% and Medicare price increases of approximately 3.5%. The Medicare price increase of 3.5% is a combination of adjustments to the BNAF phase-out in February and August of 2009 and a 1.3% market basket update effective October 1, 2009. The remaining difference is attributed to patient geographic mix.

Average revenue per patient per day in the quarter, before the effect of the Medicare Cap, was $196.28, which is 3.6% above the prior-year period. Routine home care reimbursement and high acuity care averaged $154.74 and $678.94, respectively, per patient per day in the fourth quarter of 2009. During the quarter, high acuity days-of-care were 7.9% of total days-of-care. This compares to high acuity days of care of 7.8% in the prior-year quarter.

In the fourth quarter of 2009, VITAS recorded a reduction in revenue due to estimated Medicare Cap limitations of $1.8 million. The amount recorded relates predominantly to one program which is our largest provider number. Admissions for this provider were strong during the quarter. However, revenue increased at a more rapid pace during the quarter due to a decrease in overall discharges and a mix shift to higher acuity days of care. The full-year gross margin for this program, including the Medicare Cap, is approximately 28%.

The government’s Medicare Cap fiscal year begins on September 29. The first quarter of a Medicare Cap year has the potential to be volatile if a program experiences unusual admission or discharge patterns. As the year progresses, the Medicare Cap estimate tends to become more predictable on a quarterly and year-to-date basis. Actual January 2010 admissions in this one program were more than adequate to eliminate all billing limitations for this program for the four-month period. Consequently, VITAS anticipates reversing a significant portion of the Medicare Cap liability related to this program during the first quarter of 2010.

Of VITAS’ 34 unique Medicare provider numbers, 32 provider numbers, or 94%, have a Medicare Cap cushion greater than 10% for the trailing twelve-month period with two provider numbers having cushion of less than 5%. VITAS generated an aggregate cap cushion of $189 million or 24%, during the trailing twelve-month period.

The fourth quarter of 2009 gross margin was 24.1%, which is 106 basis points lower than the fourth quarter of 2008. The revenue reduction for Medicare Cap limitations reduced 2009 gross margin by 64 basis points. The remaining decline is caused by slightly higher labor costs and a mix shift towards higher acuity care which carries a lower gross margin than routine homecare.

Selling, general and administrative expense was $18.0 million in the fourth quarter of 2009, which is an increase of 4.4% when compared to the prior year. Adjusted EBITDA totaled $34.3 million in the quarter. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 16.5% in the quarter. This compares to an Adjusted EBITDA margin of 16.8% in the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $85.7 million for the fourth quarter of 2009, a decline of 0.8%. Despite the decline in revenues, Roto-Rooter’s gross margin expanded 61 basis points to 46.2%, as compared to the fourth quarter of 2008. This is attributable primarily to favorable technician turnover rate and lower health insurance expense. Favorable technician turnover rates improve margins by reducing hiring expenses and training costs. Adjusted EBITDA in the fourth quarter of 2009 totaled $16.0 million and the Adjusted EBITDA margin was 18.7% in the quarter, an increase of 76 basis points when compared to the prior-year quarter.

Job count in the fourth quarter of 2009 declined 6.3% when compared to the prior-year period. Total residential jobs declined 4.9%, as residential plumbing jobs decreased 3.5% and residential drain cleaning jobs declined 5.6%, when compared to the fourth quarter of 2008. Residential jobs represented 72% of total job count in the quarter. Total commercial jobs declined 9.8% with commercial plumbing job count declining 13.7% and commercial drain cleaning decreasing 9.7%, when compared to the prior-year quarter. These declines were partially offset by a 21.5% increase in jobs in the “Other” category.

This job count decline was significantly mitigated relative to total revenue through a combination of increased pricing and favorable job mix shift to more expensive jobs such as excavation.

Management continues to have discussions with existing franchisees to acquire Roto-Rooter franchise territories. This activity is attributed to the current state of the capital markets, the potential increase in tax rates and the recessionary difficulties our franchisees are experiencing. Management will continue to be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. However, the timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Effective January 1, 2009, the Company retrospectively adopted a new accounting standard to account for its convertible debt instrument. This accounting standard required the Company to separately account for the debt and equity portions of its 1.875% Senior Convertible Notes (Notes). This accounting method assumed the Company could have borrowed under a conventional seven-year fixed rate interest-only note at 6.875%. The difference between the actual 1.875% coupon rate of the Notes and this estimated borrowing rate created a discount on the Notes that is recorded in equity at the inception of the debt. The Notes, net of this discount, will be accreted to their face value over the life of the Notes using the effective interest method. The impact of this accounting change for the year ended December 31, 2009, was a non-cash increase in pretax interest expense of approximately $6.3 million ($4.0 million after-tax).

Chemed had total debt of $152.1 million at December 31, 2009. This debt is net of the discount taken as a result of the new accounting standard. Excluding this discount, aggregate debt is $187.0 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

Chemed’s $175.0 million revolving credit facility expires in May 2012. At December 31, 2009, this credit facility had approximately $146.2 million of undrawn borrowing capacity after deducting $28.8 million for letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Capital expenditures for 2009 aggregated $21.5 million and compares favorably to depreciation and amortization in 2009 of $27.9 million.

Total cash and cash equivalents as of December 31, 2009, was $112.4 million, which represents 56.7% of total current assets. Net cash provided from operations in the fourth quarter of 2009 aggregated $80.3 million. The fourth quarter cash flow was unusually high due primarily to the liquidation of $50.7 million in accounts receivable primarily at VITAS. During the fourth quarter of 2009, VITAS cleared certain regulatory hurdles allowing for collection of accounts receivable which had been delayed, mainly by Medicare, due to administrative or compliance audit delays. Additionally, VITAS received its final periodic payment from Medicare for the year of $30.4 million on December 31, 2009, which enhanced total cash collections during the quarter.

The Company increased its quarterly dividend per share in the third quarter of 2009, from $0.06 per share to $0.12 per share. During the fourth quarter, the company purchased $742,000 of treasury stock and has approximately $53 million of remaining authorization under its previously announced share repurchase program. Management continually evaluates cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2010

VITAS expects to achieve full-year 2010 revenue growth, prior to Medicare Cap, of 5.0% to 6.0%. Admissions in 2010 are estimated to increase 2.0% to 4.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.0% to 15.5%. Effective October 1, 2009, Medicare increased average hospice reimbursement rates by approximately 1.3%. Our full-year guidance includes $5.0 million of estimated Medicare contractual billing limitations during 2010.

Roto-Rooter expects to achieve full-year 2010 revenue growth of 1.0% to 3.0%. The revenue estimate is a result of increased pricing of 3.0%, a favorable mix shift to higher revenue jobs, offset by a job count decline estimated at 2.0% to 4.0%. Adjusted EBITDA margin for 2010 is estimated in the range of 17.5% to 18.0%.

Based upon these factors, an effective tax rate of 39.0% and a full-year average diluted share count of 22.8 million shares, management estimates 2010 earnings per diluted share from continuing operations, excluding non-cash expenses for stock options, the non-cash increase in interest expense related to the accounting change for convertible debt interest expense and other items not indicative of ongoing operations will be in the range of $4.05 to $4.20.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., EDT, on Tuesday, February 16, 2010, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 713-8395 for U.S. and Canadian participants and (617) 597-5309 for international participants. The participant passcode is 86627956. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 62119750. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 12,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

		For the Three Months Ended		For the Years Ended
		December 31,		December 31,
		2009	2008 (aa)	2009	2008 (aa)
Continuing Operations
	Service revenues and sales	$303,249	$292,205	$1,190,236	$1,148,941
	Cost of services provided and goods sold	211,336	201,150	834,574	810,547
	Selling, general and administrative expenses (bb)	53,905	42,263	197,426	175,333
	Depreciation	5,511	5,332	21,535	21,581
	Amortization	1,602	1,491	6,367	5,924
	Other operating expenses (cc)	-	2,699	3,989	2,699
	Total costs and expenses	272,354	252,935	1,063,891	1,016,084
	Income from operations	30,895	39,270	126,345	132,857
	Interest expense	(2,760)	(2,910)	(11,599)	(12,123)
	Gain on extinguishment of debt	-	3,406	-	3,406
	Other income/(expense)--net (dd)	1,059	(6,525)	5,874	(8,736)
	Income before income taxes	29,194	33,241	120,620	115,404
	Income taxes	(10,956)	(13,954)	(46,583)	(47,035)
	Income from continuing operations	18,238	19,287	74,037	68,369
Discontinued Operations (ee)		(253)	(1,088)	(253)	(1,088)
Net Income		$17,985	$18,199	$73,784	$67,281

Earnings Per Share
	Income from continuing operations	$0.81	$0.86	$3.30	$2.97
	Net Income	$0.80	$0.81	$3.29	$2.92
	Average number of shares outstanding	22,551	22,382	22,451	23,058
Diluted Earnings Per Share
	Income from continuing operations	$0.80	$0.85	$3.26	$2.93
	Net Income	$0.78	$0.80	$3.24	$2.88
	Average number of shares outstanding	22,937	22,644	22,742	23,374

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

(bb)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
		Three Months Ended December 31,		For the Years Ended December 31,
		2009	2008	2009	2008
	SG&A expenses before long-term incentive compensation and the impact of market gains and losses of deferred compensation plans	$47,681	$48,777	$187,828	$184,473
	Long-term incentive compensation	5,007	-	5,007	-
	Impact of market gains and losses	1,217	(6,514)	4,591	(9,140)
	Total SG&A expenses	$53,905	$42,263	$197,426	$175,333

(cc)	Amount for 2009 represents expenses of contested proxy solicitation; amount for 2008 represents impairment charge for transportation equipment.

(dd)	Other income/(expense)--net comprises (in thousands):
		Three Months Ended December 31,		For the Years Ended December 31,
		2009	2008	2009	2008
	Market value gains/(losses) on assets held in deferred compensation trust	$1,217	$(6,514)	$4,591	$(9,140)
	Loss on disposal of property and equipment	(156)	(154)	(369)	(415)
	Interest income	48	140	423	742
	Non-taxable income on certain investments held in deferred compensation trusts	-	-	1,211	-
	Other	(50)	3	18	77
	Total other income--net	$1,059	$(6,525)	$5,874	$(8,736)

(ee)	Discontinued operations includes accrual adjustment to liabilities associated with the sale of operations discontinued in prior years (1997, 2002 and 2004).

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

		December 31,
		2009	2008 (aa)
Assets
	Current assets
	Cash and cash equivalents	$112,416	$3,628
	Accounts receivable less allowances	53,461	98,076
	Inventories	7,543	7,569
	Current deferred income taxes	13,701	15,392
	Prepaid expenses	11,137	11,268
	Total current assets	198,258	135,933
	Investments of deferred compensation plans held in trust	24,158	22,628
	Properties and equipment, at cost less accumulated depreciation	75,358	76,962
	Identifiable intangible assets less accumulated amortization	57,920	61,303
	Goodwill	450,042	448,721
	Other assets	13,734	14,075
	Total Assets	$819,470	$759,622

Liabilities
	Current liabilities
	Accounts payable	$52,071	$52,810
	Current portion of long-term debt	-	10,169
	Income taxes	63	2,181
	Accrued insurance	35,161	35,994
	Accrued compensation	34,662	40,741
	Other current liabilities	14,127	12,180
	Total current liabilities	136,084	154,075
	Deferred income taxes	25,924	22,477
	Long-term debt	152,127	158,210
	Deferred compensation liabilities	23,637	22,417
	Other liabilities	4,536	5,612
	Total Liabilities	342,308	362,791
Stockholders' Equity
	Capital stock	29,891	29,515
	Paid-in capital	335,890	313,516
	Retained earnings	403,366	337,739
	Treasury stock, at cost	(293,941)	(285,977)
	Deferred compensation payable in Company stock	1,956	2,038
	Total Stockholders' Equity	477,162	396,831
	Total Liabilities and Stockholders' Equity	$819,470	$759,622

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	For the Years Ended
	December 31,
	2009	2008 (aa)
Cash Flows from Operating Activities
Net income	$73,784	$67,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,902	27,505
Provision for uncollectible accounts receivable	10,833	9,820
Stock option expense	8,639	7,303
Amortization of discount on convertible notes	6,617	6,560
Provision for deferred income taxes	4,979	(2,772)
Noncash portion of long-term incentive compensation	4,385	-
Amortization of debt issuance costs	632	618
Discontinued operations	253	1,088
Noncash loss on early extinguishment of debt	-	(3,406)
Loss on impairment of equipment	-	2,699
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	33,754	(6,659)
Decrease/(increase) in inventories	29	(898)
Decrease/(increase) in prepaid expenses and other current assets	(455)	305
Increase/(decrease) in accounts payable and other current liabilities	(8,109)	5,585
Increase/(decrease) in income taxes	623	(776)
Decrease/(increase) in other assets	(1,678)	5,480
Increase/(decrease) in other liabilities	272	(6,423)
Excess tax benefit on share-based compensation	(1,955)	(2,422)
Other sources	327	1,195
Net cash provided by operating activities	160,832	112,083
Cash Flows from Investing Activities
Capital expenditures	(21,496)	(26,094)
Business combinations, net of cash acquired	(1,919)	(11,200)
Proceeds from sales of property and equipment	1,577	387
Net proceeds/(uses) from disposals of discontinued operations	(630)	8,824
Other uses	(374)	(544)
Net cash used by investing activities	(22,842)	(28,627)
Cash Flows from Financing Activities
Repayment of long-term debt	(14,669)	(18,713)
Net increase/(decrease) in revolving line of credit	(8,200)	8,200
Dividends paid	(8,157)	(5,543)
Purchases of treasury stock	(4,225)	(69,788)
Increase/(decrease) in cash overdraft payable	2,891	(856)
Excess tax benefit on share-based compensation	1,955	2,422
Other sources/(uses)	1,203	(538)
Net cash used by financing activities	(29,202)	(84,816)
Increase/(Decrease) in Cash and Cash Equivalents	108,788	(1,360)
Cash and cash equivalents at beginning of year	3,628	4,988
Cash and cash equivalents at end of year	$112,416	$3,628

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$217,556	$85,693	$-	$303,249
Cost of services provided and goods sold	165,223	46,113	-	211,336
Selling, general and administrative expenses (a)	17,993	25,115	10,797	53,905
Depreciation	3,502	1,974	35	5,511
Amortization	990	33	579	1,602
Total costs and expenses	187,708	73,235	11,411	272,354
Income/(loss) from operations	29,848	12,458	(11,411)	30,895
Interest expense (a)	42	(49)	(2,753)	(2,760)
Intercompany interest income/(expense)	1,223	713	(1,936)	-
Other income/(expense)—net	(156)	(2)	1,217	1,059
Income/(loss) before income taxes	30,957	13,120	(14,883)	29,194
Income taxes (a)	(11,594)	(4,989)	5,627	(10,956)
Income/(loss) from continuing operations	19,363	8,131	(9,256)	18,238
Discontinued operations	-	-	(253)	(253)
Net income/(loss)	$19,363	$8,131	$(9,509)	$17,985

2008 (f)
Service revenues and sales	$205,856	$86,349	$-	$292,205
Cost of services provided and goods sold	154,159	46,991	-	201,150
Selling, general and administrative expenses (b)	17,230	25,261	(228)	42,263
Depreciation	3,231	2,045	56	5,332
Amortization	996	14	481	1,491
Other operating expenses (b)	-	-	2,699	2,699
Total costs and expenses	175,616	74,311	3,008	252,935
Income/(loss) from operations	30,240	12,038	(3,008)	39,270
Interest expense (b)	(37)	(30)	(2,843)	(2,910)
Intercompany interest income/(expense)	1,337	876	(2,213)	-
Gain on extinguishment of debt (b)	-	-	3,406	3,406
Other income/(expense)—net	(101)	3	(6,427)	(6,525)
Income/(loss) before income taxes	31,439	12,887	(11,085)	33,241
Income taxes (b)	(11,900)	(4,740)	2,686	(13,954)
Income/(loss) from continuing operations	19,539	8,147	(8,399)	19,287
Discontinued operations	-	-	(1,088)	(1,088)
Net income/(loss)	$19,539	$8,147	$(9,487)	$18,199

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEARS ENDED December 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$854,343	$335,893	$-	$1,190,236
Cost of services provided and goods sold	653,212	181,362	-	834,574
Selling, general and administrative expenses (a)	71,643	95,073	30,710	197,426
Depreciation	13,269	8,068	198	21,535
Amortization	3,959	114	2,294	6,367
Other operating expenses (a)	-	-	3,989	3,989
Total costs and expenses	742,083	284,617	37,191	1,063,891
Income/(loss) from operations	112,260	51,276	(37,191)	126,345
Interest expense (a)	(374)	(186)	(11,039)	(11,599)
Intercompany interest income/(expense)	4,314	2,514	(6,828)	-
Other income/(expense)—net (a)	(122)	135	5,861	5,874
Income/(loss) before income taxes	116,078	53,739	(49,197)	120,620
Income taxes (a)	(43,921)	(20,493)	17,831	(46,583)
Income/(loss) from continuing operations	72,157	33,246	(31,366)	74,037
Discontinued operations	-	-	(253)	(253)
Net income/(loss)	$72,157	$33,246	$(31,619)	$73,784

2008 (f)
Service revenues and sales	$808,445	$340,496	$-	$1,148,941
Cost of services provided and goods sold (b)	625,177	185,370	-	810,547
Selling, general and administrative expenses (b)	67,750	95,971	11,612	175,333
Depreciation	13,000	8,294	287	21,581
Amortization	3,984	50	1,890	5,924
Other operating expenses (b)	-	-	2,699	2,699
Total costs and expenses	709,911	289,685	16,488	1,016,084
Income/(loss) from operations	98,534	50,811	(16,488)	132,857
Interest expense (b)	(155)	(246)	(11,722)	(12,123)
Intercompany interest income/(expense)	5,199	3,708	(8,907)	-
Gain on extinguishment of debt (b)	-	-	3,406	3,406
Other income/(expense)—net	(149)	61	(8,648)	(8,736)
Income/(loss) before income taxes	103,429	54,334	(42,359)	115,404
Income taxes (b)	(38,710)	(20,742)	12,417	(47,035)
Income/(loss) from continuing operations	64,719	33,592	(29,942)	68,369
Discontinued operations	-	-	(1,088)	(1,088)
Net income/(loss)	$64,719	$33,592	$(31,030)	$67,281

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED December 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$19,363	$8,131	$(9,509)	$17,985
Add/(deduct):
Discontinued operations	-	-	253	253
Interest expense	(42)	49	2,753	2,760
Income taxes	11,594	4,989	(5,627)	10,956
Depreciation	3,502	1,974	35	5,511
Amortization	990	33	579	1,602
EBITDA	35,407	15,176	(11,516)	39,067
Add/(deduct):
Long-term incentive compensation	-	-	5,007	5,007
Litigation settlement costs	-	882	-	882
Legal expenses of OIG investigation	144	-	-	144
Stock option expense	-	-	1,940	1,940
Advertising cost adjustment (c)	-	688	-	688
Interest income	(17)	(29)	(2)	(48)
Intercompany interest income/(expense)	(1,223)	(713)	1,936	-
Adjusted EBITDA	$34,311	$16,004	$(2,635)	$47,680

2008 (f)
Net income/(loss)	$19,539	$8,147	$(9,487)	$18,199
Add/(deduct):
Discontinued operations	-	-	1,088	1,088
Interest expense	37	30	2,843	2,910
Income taxes	11,900	4,740	(2,686)	13,954
Depreciation	3,231	2,045	56	5,332
Amortization	996	14	481	1,491
EBITDA	35,703	14,976	(7,705)	42,974
Add/(deduct):
Impairment loss on transportation equipment	-	-	2,699	2,699
Legal expenses of OIG investigation	2	-	-	2
Stock option expense	-	-	2,219	2,219
Gain on extinguishment of debt	-	-	(3,406)	(3,406)
Advertising cost adjustment (c)	-	1,401	-	1,401
Interest income	(28)	(25)	(87)	(140)
Intercompany interest income/(expense)	(1,337)	(876)	2,213	-
Adjusted EBITDA	$34,340	$15,476	$(4,067)	$45,749

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE YEARS ENDED December 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$72,157	$33,246	$(31,619)	$73,784
Add/(deduct):
Discontinued operations	-	-	253	253
Interest expense	374	186	11,039	11,599
Income taxes	43,921	20,493	(17,831)	46,583
Depreciation	13,269	8,068	198	21,535
Amortization	3,959	114	2,294	6,367
EBITDA	133,680	62,107	(35,666)	160,121
Add/(deduct):
Long-term incentive compensation	-	-	5,007	5,007
Non-taxable income from certain investments held in deferred compensation trusts	-	-	(1,211)	(1,211)
Litigation settlement costs	-	882	-	882
Expenses associated with contested proxy solicitation.	-	-	3,989	3,989
Legal expenses of OIG investigation	586	-	-	586
Stock option expense	-	-	8,639	8,639
Advertising cost adjustment (c)	-	(540)	-	(540)
Interest income	(267)	(73)	(83)	(423)
Intercompany interest income/(expense)	(4,314)	(2,514)	6,828	-
Adjusted EBITDA	$129,685	$59,862	$(12,497)	$177,050

2008 (f)
Net income/(loss)	$64,719	$33,592	$(31,030)	$67,281
Add/(deduct):
Discontinued operations	-	-	1,088	1,088
Interest expense	155	246	11,722	12,123
Income taxes	38,710	20,742	(12,417)	47,035
Depreciation	13,000	8,294	287	21,581
Amortization	3,984	50	1,890	5,924
EBITDA	120,568	62,924	(28,460)	155,032
Add/(deduct):
Unreserved insurance claim	-	597	-	597
Impairment loss on transportation equipment	-	-	2,699	2,699
Legal expenses of OIG investigation	46	-	-	46
Stock option expense	-	-	7,303	7,303
Gain on extinguishment of debt	-	-	(3,406)	(3,406)
Advertising cost adjustment (c)	-	225	-	225
Interest income	(137)	(116)	(489)	(742)
Intercompany interest income/(expense)	(5,199)	(3,708)	8,907	-
Adjusted EBITDA	$115,278	$59,922	$(13,446)	$161,754

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008 (f)	2009	2008 (f)
Net income as reported	$17,985	$18,199	$73,784	$67,281

Add/(deduct):
Discontinued operations	253	1,088	253	1,088
After-tax long-term incentive compensation	3,134	-	3,134	-
After-tax litigation settlement costs	534	-	534	-
After-tax expenses associated with contested proxy solicitation	-	-	2,525	-
After-tax impairment loss on transportation equipment	-	1,714	-	1,714
After-tax cost of legal expenses of OIG investigation	89	1	363	28
After-tax stock option expense	1,227	1,391	5,464	4,619
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,027	1,070	3,988	4,006
After-tax gain on extinguishment of debt	-	(2,934)	-	(2,934)
After-tax impact of non-deductible losses and non-taxable gains on investments held in deferred compensation trusts	-	1,825	(756)	3,062
Income tax credit related to prior years	-	-	-	(322)
After-tax unreserved insurance cost	-	-	-	358

Adjusted net income	$24,249	$22,354	$89,289	$78,900

Earnings Per Share As Reported
Net income	$0.80	$0.81	$3.29	$2.92
Average number of shares outstanding	22,551	22,382	22,451	23,058
Diluted Earnings Per Share As Reported
Net income	$0.78	$0.80	$3.24	$2.88
Average number of shares outstanding	22,937	22,644	22,742	23,374

Adjusted Earnings Per Share
Net income	$1.08	$1.00	$3.98	$3.42
Average number of shares outstanding	22,551	22,382	22,451	23,058
Adjusted Diluted Earnings Per Share
Net income	$1.06	$0.99	$3.93	$3.38
Average number of shares outstanding	22,937	22,644	22,742	23,374

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
OPERATING STATISTICS	2009	2008	2009	2008
Net revenue ($000) (d)
Homecare	$159,248	$149,816	$615,408	$585,891
Inpatient	24,550	23,398	97,356	97,895
Continuous care	35,593	32,877	141,272	124,894
Total before Medicare cap allowance and 2008 BNAF*	$219,391	$206,091	$854,036	$808,680
Estimated BNAF* Accrual Q4 2008	-	-	1,950	-
Medicare cap allowance	(1,835)	(235)	(1,643)	(235)
Total	$217,556	$205,856	$854,343	$808,445
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.6%	72.6%	72.1%	72.5%
Inpatient	11.2	11.4	11.4	12.1
Continuous care	16.2	16.0	16.5	15.4
Total before Medicare cap allowance and 2008 BNAF*	100.0	100.0	100.0	100.0
Estimated BNAF* Accrual Q4 2008	-	-	0.2	-
Medicare cap allowance	(0.8)	(0.1)	(0.2)	-
Total	99.2%	99.9%	100.0%	100.0%
Average daily census ("ADC") (days)
Homecare	7,933	7,458	7,730	7,374
Nursing home	3,253	3,452	3,281	3,535
Routine homecare	11,186	10,910	11,011	10,909
Inpatient	407	386	406	417
Continuous care	556	533	563	524
Total	12,149	11,829	11,980	11,850

Total Admissions	13,677	13,314	55,420	55,799
Total Discharges	13,667	13,693	54,814	55,691
Average length of stay (days)	76.4	83.1	76.0	75.4
Median length of stay (days)	14.0	14.0	14.0	14.0
ADC by major diagnosis
Neurological	33.0%	33.1%	33.0%	32.7%
Cancer	18.8	19.3	19.1	19.8
Cardio	11.9	12.5	12.1	12.8
Respiratory	6.3	6.5	6.4	6.6
Other	30.0	28.6	29.4	28.1
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	18.8%	18.6%	18.1%	18.4%
Cancer	35.8	35.9	35.7	35.7
Cardio	10.4	11.1	11.5	11.6
Respiratory	7.5	7.6	7.5	7.8
Other	27.5	26.8	27.2	26.5
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.5%	53.3%	52.0%	51.7%
Inpatient	11.6	14.9	14.6	17.2
Continuous care	20.1	20.1	20.2	18.1
Homecare margin drivers (dollars per patient day)
Labor costs	$51.89	$48.99	$52.27	$49.87
Drug costs	7.58	7.87	7.63	7.74
Home medical equipment	6.91	6.32	6.86	6.24
Medical supplies	2.55	2.22	2.42	2.32
Inpatient margin drivers (dollars per patient day)
Labor costs	$300.26	$266.86	$287.16	$264.45
Continuous care margin drivers (dollars per patient day)
Labor costs	$534.60	$514.93	$527.27	$512.61
Bad debt expense as a percent of revenues	1.1%	1.1%	1.1%	1.0%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	48.3	49.1	N.A.	N.A.
Days of revenue outstanding- including unapplied Medicare payments	18.0	34.7	N.A.	N.A.

* Budget Neutrality Adjustment Factor.
The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2009 AND 2008
(unaudited)

(a)

Included in the results of operations for the three months and year ended December 31, 2009, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended December 31, 2009
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$-	$(1,940)	$(1,940)
	Long-term incentive compensation	-	-	(5,007)	(5,007)
	Legal expenses of OIG investigation	(144)	-	-	(144)
	Litigation settlement expenses	-	(882)	-	(882)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,623)	(1,623)
	Pretax impact on earnings	(144)	(882)	(8,570)	(9,596)
	Income tax benefit/(charge) on the above	55	348	3,182	3,585
	After-tax impact on earnings	$(89)	$(534)	$(5,388)	$(6,011)

		Year Ended December 31, 2009
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$-	$(8,639)	$(8,639)
	Long-term incentive compensation			(5,007)	(5,007)
	Legal expenses of OIG investigation	(586)	-	-	(586)
	Litigation settlement expenses	-	(882)	-	(882)
	Other operating expenses
	Expenses associated with contested proxy solicitation	-	-	(3,989)	(3,989)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(6,305)	(6,305)
	Other income/(expense)-net
	Non-taxable income from certain investments held in deferred compensation trusts	-	-	1,211	1,211
	Pretax impact on earnings	(586)	(882)	(22,729)	(24,197)
	Income tax benefit/(charge) on the above	223	348	8,829	9,400
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	-	(455)	(455)
	After-tax impact on earnings	$(363)	$(534)	$(14,355)	$(15,252)

(b)

Included in the results of operations for the three months and year ended December 31, 2008, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended December 31, 2008
		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,219)	$(2,219)
	Legal expenses of OIG investigation	(2)	-	(2)
	Other operating expenses
	Impairment loss on transportation equipment	-	(2,699)	(2,699)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,515)	(1,515)
	Gain on extinguishment of debt	-	3,406	3,406
	Pretax impact on earnings	(2)	(3,027)	(3,029)
	Income tax benefit/(charge) on the above	1	1,786	1,787
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	(1,825)	(1,825)
	After-tax impact on earnings	$(1)	$(3,066)	$(3,067)

		Year Ended December 31, 2008
		VITAS	Roto-Rooter	Corporate	Consolidated
	Cost of services provided and goods sold
	Unreserved prior-year's insurance claim	$-	$(597)	$-	$(597)
	Selling, general and administrative expenses
	Stock option expense	-	-	(7,303)	(7,303)
	Legal expenses of OIG investigation	(46)	-	-	(46)
	Other operating expenses
	Impairment loss on transportation equipment	-	-	(2,699)	(2,699)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(6,139)	(6,139)
	Gain on extinguishment of debt	-	-	3,406	3,406
	Pretax impact on earnings	(46)	(597)	(12,735)	(13,378)
	Income tax benefit/(charge) on the above	18	239	5,330	5,587
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	-	(3,062)	(3,062)
	Income tax credit related to prior years	322	-	-	322
	After-tax impact on earnings	$294	$(358)	$(10,467)	$(10,531)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the fourth quarters of 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $6,766,000 and $7,421,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the fourth quarters of 2009 and 2008 would total $6,078,000 and $6,020,000, respectively. For the years ended December 31, 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $23,968,000 and $24,077,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the years ended December 31, 2009 and 2008, would total $24,508,000 and $23,852,000, respectively.

(d)

VITAS has 4 large (greater than 450 ADC), 19 medium (greater than 200 but less than 450 ADC) and 22 small (less than 200 ADC) hospice programs. There are two programs as of December 31, 2009, with Medicare cap cushion of less than 10% for the trailing twelve month period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare cap billing limitation.

(f)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901